                                       LEASE
                                       -----


     THIS LEASE is made and entered into retroactively effective as of August 22, 1997, by and between Roger T. Bredesen and E. Fay Bredesen, as trustees of that certain revocable trust under that certain Amendment and Restatement of Roger T. Bredesen Revocable Trust Agreement dated December 20, 1996, an undivided 1/2 interest and E. Fay Bredesen and Roger T. Bredesen as trustees under that certain Amendment and Restatement of E. Fay Bredesen Revocable Trust Agreement dated December 20, 1996 an undivided 1/2 interest, whose address is 10800 - 57th Avenue North, Plymouth, MN 55442, hereinafter referred to as "LANDLORD", and Northstar Computer Forms, Inc., a Minnesota corporation, whose address is 7130 Northland Circle North, Brooklyn Park, MN 55428 hereinafter referred to as "TENANT".


     Landlord in consideration of the rents, terms, covenants, conditions and agreements hereinafter provided and described on the part of the Tenant to be paid, kept and performed, does lease and let unto the Tenant, and Tenant does hereby take and hire from Landlord the building and improvements described in
Section 1 hereof located on the real property described in Section 1 hereof together with said real property and the parties do hereby covenant, promise and further agree as follows:

                                1.  LEASED PREMISES

     The leased premises shall consist of the building and improvements located at 2341 St. Croix Street, Roseville, Minnesota legally described in EXHIBIT "A" attached hereto and made a part hereof, hereinafter referred to as the "PREMISES".

                                      2.  TERM

     2.1 The term of this Lease (the "LEASE TERM") shall be for ten (10) years commencing on August 22, 1997 ("COMMENCEMENT DATE"). The first Lease Year shall be for a period of twelve (12) consecutive calendar months from the Commencement Date, except that if the Commencement Date shall be other than the first day of a calendar month, the first Lease Year shall be the period from such Commencement Date to the end of the calendar month in which it shall occur, plus the following twelve (12) calendar months. Each Lease Year after the first Lease Year shall be a successive period of twelve (12) calendar months ("LEASE YEAR"). At either party's request, the other agrees to execute for recording purposes a short form or memorandum of this Lease, which short form or memorandum of this Lease will set forth the Commencement Date, and the date of termination of the Lease Term.

     2.2 Tenant shall have the right to extend the Lease Term for two (2) additional periods of five (5) years each the "OPTION TERM(S)" upon the same terms and conditions as provided in the original Lease Term. Tenant shall exercise this option by giving Landlord nine (9) months written notice prior to the date of commencement of such Option Term, as applicable. The annual rent during the Option Term shall be as set forth in Section 3.3 hereof.

                                      3.  RENT

     3.1 For purposes of computing rent under this Section 3, the following terms shall have the meanings set forth below:

           3.1.1 "BUREAU" means the Federal Bureau of Labor Statistics or any successor agency that shall issue indices of data referred to in
           (ii) below.

           3.1.2 "PRICE INDEX" means the Consumer Price Index for Urban Wage Earners and Clerical Workers (United States City Average) issued from time to time by the Bureau, or any other measure hereafter employed by the Bureau in lieu of such price index that measures the cost of living nationally.

           3.1.3 "AVERAGE PRICE INDEX" for any Lease Year is the average of Price Indices issued in the twelve (12) month period ending two (2) months prior to the first day of that Lease Year and such average is the "AVERAGE PRICE INDEX" for that Lease Year. In making an average there shall be excluded any index which itself is an average (i.e., there shall be no averaging of averages).

           3.1.4 "BASE INDEX" is the average of the Price Indices issued by the Bureau in the twelve (12) month period from September 1, 1997 to August 31, 1998. In making such average, there shall be excluded any index which itself is an average.

           3.1.5 The "ISSUE" of a Price Index means the release to the public of the Price Index, and the date of issue shall be the date it is so released whether or not the issued Index is for the current month or period in which the release occurs or for a prior month or period.

     3.2 Tenant shall pay to Landlord at the address set forth above or at such other place as Landlord shall from time to time designate in writing, annual rental for each Lease Year in the amounts hereinafter set forth, payable in advance in successive equal monthly installments on the first day of each and every month during the Lease Term. Rental for a partial month shall be pro rated based on the annual rent for the applicable Lease Year and shall be payable together with the monthly rental installment next coming due. Except as provided for in Section 7.3 below, it is understood and agreed that the annual rent provided for herein shall be absolutely net to Landlord throughout the Lease Term, free of any and all real estate taxes, costs, insurance, expenses, liabilities, charges or other deductions whatsoever with respect to the Premises and/or the ownership, leasing, operation, maintenance, the repair, rebuilding, use or occupation thereof, or with respect to any interest of Landlord therein, it being the intention of the parties hereto that by the execution of this Lease, the Tenant shall, during the Lease Term, assume with respect to the Premises every obligation relating thereto which the ownership thereof would entail and which, but for this Lease, would be borne by Landlord. This Lease is a net Lease, and, notwithstanding any law, all rents and other sums payable under this Lease by Tenant whether as rents or otherwise, shall be paid without offset, counterclaim, abatement or defense, and this Lease shall not be subject to termination by Tenant by reason of any cause whatever, unless such right to terminate is expressly set forth in this Lease.

     3.3   The annual rental for each Lease Year is as follows:

           3.3.1 For the 1st, 2nd and 3rd Lease Years, the annual rental shall be $191,000.

           3.3.2 For the 4th, 5th and 6th Lease Years $191,000, plus a sum equal to the amount by which $191,000 times the Average Price Index for the 4th Lease Year divided by the Base Index exceeds $191,000.

           3.3.3 For the 7th, 8th and 9th Lease Years, $191,000, plus a sum equal to the amount by which $191,000 times the Average Price Index for the 7th Lease Year divided by the Base Index exceeds $191,000.

           3.3.4 For the 10th Lease Year and the 11th and 12th Lease Years of the Option Term, if applicable, $191,000, plus a sum equal to the amount by which $191,000 times the Average Price Index for the 10th Lease Year divided by the Base Index exceeds $191,000.

           3.3.5 For the 13th, 14th and 15th Lease Years of the Option Term, if applicable, $191,000, plus a sum equal to the amount by which $191,000 times the Average Price Index for the 13th Lease Year divided by the Base Index exceeds $191,000.

           3.3.6 For the 16th, 17th and 18th Lease Years of the Option Term, if applicable, $191,000, plus a sum equal to the amount by which $191,000 times the Average Price Index for the 16th Lease Year divided by the Base Index exceeds $191,000.

           3.3.7 For the 19th and 20th Lease Years of the Option Term, if applicable, $191,000, plus a sum equal to the amount by which $191,000 times the Average Price Index for the 19th Lease Year divided by the Base Index exceeds $191,000.

In no event shall annual rent in any Lease Year be less than $191,000.

                             4.  INSURANCE AND INDEMNITY

     4.1 The Tenant shall, throughout the Lease Term, at its own cost and expense, procure and maintain insurance which covers the Premises against fire, and wind and storm damage and such other risks as may be included in the broadest form of extended coverage insurance as may from time to time be available to Tenant. Replacement cost and agreed amount endorsements must be obtained, with a deductible not greater than $25,000.00.

     4.2 The Tenant agrees to procure and maintain, at the Tenant's own expense, comprehensive general liability insurance with respect to the Tenant's use and occupancy of the Premises, the real estate described in EXHIBIT "A" and improvements thereon, with limits of at least $500,000.00 per person/$1,000,000.00 per occurrence for bodily injury and $500,000.00 for property damage.

     4.3 The Tenant agrees to place and maintain, at the Tenant's own expense, rent loss insurance in an amount not less than one year's rent plus the amount of real estate taxes and annual installments of special assessments, and the annual insurance premiums hereunder.

     4.4 The Tenant agrees to notify the Landlord in writing if it is unable to procure all or some part of the insurance, and if the Landlord shall procure such insurance, then the Tenant will, within three (3) days from receiving written notice, pay the Landlord the amount of the premiums paid.

     4.5 All policies of insurance provided for or contemplated by this Section shall name the Landlord and the Tenant as insureds or additional insured, as their respective interests may appear and shall provide that the policies cannot be canceled without ten (10) days written notice to the parties. All insurance companies must be approved in writing by the Landlord, such consent not to be unreasonably withheld. The Tenant shall provide the Landlord with a certificate of insurance evidencing all required coverages on or before the Commencement Date and upon request copies of all such policies. In the event that Landlord shall mortgage its interest or grant a deed of trust conveying its interest in the Premises, the holder thereof shall be named as loss payee and the policies shall further provide that the policies cannot be canceled without ten (10) days written notice to the holder.

     4.6 The Tenant shall defend, indemnify and hold the Landlord harmless against any and all claims, damages and lawsuits arising after the Commencement Date of this Lease and any orders, decrees or judgments which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Premises, and the Tenant agrees to save the Landlord harmless from, and indemnify the Landlord against, any and all injury, loss or damage, of whatever nature, to any person or property caused by, or resulting from any act, omission or negligence of the Tenant or by any employee or agent of the Tenant. Provided that Tenant maintains comprehensive general liability insurance as required under Section
4.2 above, the indemnification under the foregoing sentence shall be limited to amounts payable under the comprehensive general liability insurance described therein. Landlord and Tenant hereby release each other from any and all liability for any loss or damage caused by fire or any of the extended coverage casualties to the Premises or the parties' respective property located thereon, and hereby waive on behalf of their respective insurance carriers any right of subrogation with respect to recovery on account of any such loss. It is the intent hereof that so long as Tenant maintains insurance in accordance with the provisions of this Article 4 that Landlord only look to the proceeds of the insurance required to be maintained by Tenant hereunder for recovery on account of such loss and Tenant shall look only to the proceeds of any contents insurance which it may choose to carry for recovery with respect to any loss which it may incur.

                        5.  TAXES, ASSESSMENTS AND UTILITIES

     5.1 The Tenant shall be liable and agrees to pay the charges for all public utility services rendered or furnished to the Premises, including heat, water, gas, electricity, sewer, sewage treatment facilities and the like, all personal property taxes, real estate taxes, special assessments and municipal or government charges, general and special, ordinary and extraordinary, of every kind and nature whatsoever, which may be levied, imposed or assessed against the Premises, or due and payable at any time after the Commencement Date of this Lease and prior to the expiration of the Lease Term, or any Option Term.

     5.2 The Tenant shall pay all real estate taxes, assessments for public improvements or benefits, and other governmental impositions, duties and charges of every kind and nature whatsoever which shall or may, during the Lease Term, become due or payable, laid, levied, assessed, or imposed upon, or become a lien or liens upon the Premises or any part thereof or the real estate described in EXHIBIT "A". Such payments may be considered as additional rent paid by the Tenant. The Tenant shall be deemed to have complied with the foregoing covenant if payment is permitted without penalty or interest, or before the same shall become a lien upon the Premises. If by law any real estate taxes, assessments for public improvements or benefits, or other governmental impositions, duties and charges of every kind and nature whatsoever may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance), the Tenant may exercise the option to pay the same in installments and shall pay such installments as they become due during the Lease Term. If due to a change in the method of taxation, a franchise tax, rental tax, or income or profit tax shall be levied against Landlord in substitution for or in lieu of any tax which would otherwise constitute a real estate tax, such tax shall be deemed a real estate tax for the purposes herein and shall be paid by Tenant. If any Mortgagee or holder of a deed of trust shall require Landlord to escrow the amount of such taxes and assessments on a monthly basis, Tenant shall then pay Landlord such amounts on a similar monthly basis.

     5.3 All real estate taxes, assessments for public improvements or benefits, water rates and charges, sewer rents and other governmental impositions, duties and charges which shall become payable for the first and last tax years of the Lease Term shall be apportioned pro rata between the Landlord and the Tenant in accordance with the respective number of days during which each party shall be in possession of the Premises in said respective tax years. For the purposes of this provision, all personal property taxes, real estate taxes and special assessments shall be deemed to have been assessed in the year that the first payment or any installment thereof is due.

     5.4 The Tenant shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted solely at Tenant's own expense) any tax, assessment for public improvements or benefits, or other governmental imposition aforementioned, upon condition that, before instituting such proceeding the Tenant shall pay (under protest) such tax, assessment for public improvements or benefits, or other governmental imposition, duties and charges aforementioned, unless such payment would act as a bar to such contest or interfere materially with the prosecution thereof and in such event Tenant shall post with Landlord alternative security satisfactory to Landlord. All such proceedings shall be begun as soon as reasonably possible after the imposition or assessment of any contested items and shall be prosecuted to final adjudication with reasonable dispatch. In the event of any reduction, cancellation, or discharge, the Tenant shall pay the amount that shall be finally levied or assessed against the Premises or adjudicated to be due and payable, and, if there shall be any refund payable by the governmental authority with respect thereto, the Tenant shall be entitled to receive and retain the same, subject, however, to apportionment as provided during the first and last years of the Lease Term.

     5.5 The Landlord, within sixty (60) days after notice to Tenant if Tenant fails to commence such proceedings, may, but shall not be obligated to, contest or review by legal proceedings, or in such other manner as may be legal, and at the Landlord's own expense, any tax, assessments for public improvements and benefits, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by the Tenant, and unless the Tenant shall promptly join with the Landlord in such contest or review, the Landlord shall be entitled to receive and retain any refund payable by the governmental authority with respect thereto.

     5.6 The Landlord shall not be required to join in any proceeding referred to in this Section 5, unless in the Tenant's reasonable opinion, the provisions of any law, rule or regulation at the time in effect shall require that such a proceeding be brought by and/or in the name of the Landlord, in which event the Landlord shall upon written request, join in such proceedings or permit the same to be brought in its name.

     5.7 Nothing herein contained shall require or be construed to require Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profit tax that is or may be imposed upon the Landlord, its successors or assigns.

                            6.  SUBLEASING OR ASSIGNMENT

     The Tenant shall not sublease, sell, assign, mortgage or transfer any of its interest in the Lease or the Premises, without the prior written consent of the Landlord, which shall not be unreasonably withheld.

                            7.  REPAIRS AND MAINTENANCE

     7.1 The Tenant covenants and agrees to keep and maintain in good order, condition and repair the interior and exterior of the Premises during the Lease Term, and further agrees that the Landlord shall be under no obligation to make any repairs or perform any maintenance to the Premises. The Tenant covenants and agrees that it shall be responsible for all structural and non-structural repairs, alterations or maintenance, including but without limitation the interior and exterior portions of all doors, door checks and operators, windows, plate glass, plumbing, water and sewage facilities, fixtures, electrical equipment, interior walls, ceilings, signs, interior building appliances and similar equipment, heating and air conditioning equipment, and further agrees to replace any of said equipment when necessary. The Tenant further agrees to be responsible for, at its own expense, snow removal, landscaping, maintenance of the parking lot (including parking lines and blacktop surfacing), and other similar items.

     7.2 If the Tenant refuses or neglects to commence or complete repairs promptly and adequately, the Landlord may, but shall not be required to, do so and the Tenant shall pay the cost thereof to Landlord upon demand. It is understood that the intention of the parties hereto is that the Tenant shall pay all expenses and maintenance and repair during the Lease Term. The Tenant further covenants and agrees not to permit alterations of or upon any part of the Premises except by and with the prior written consent of the Landlord. All alterations and additions to the Premises shall be made in accordance with all applicable laws and shall remain for the benefit of the Landlord unless otherwise provided in the said written consent; and the Tenant further agrees, in the event of making such alterations as herein provided, to indemnify and save harmless the Landlord from all expense, liens, claims or damages to either persons or property or the Premises arising out of or resulting from the undertaking or making of said alterations or additions.

     7.3 Notwithstanding anything contained herein to the contrary, if during the last two Lease Years of the initial Lease Term only, the building's roof needs to be replaced, Landlord and Tenant shall each pay one-half the cost thereof. In the event of such roof replacement under this Section 7.3, Landlord and Tenant must mutually agree upon the contractor and the terms of any bid or contract with respect to the work. If the parties are unable to reach agreement, then they will jointly select an independent architect or engineer who shall prepare specifications for the work and contract, solicit competitive bids and award the contract on their joint behalf. Any fee of the architect or engineer shall be paid equally by Landlord and Tenant. Notwithstanding anything contained herein to the contrary, if during the last two years of the initial Lease Term only, the aggregate cost of repairs, maintenance and replacement of the heating, ventilation, and air conditioning equipment ("HVAC Equipment") shall exceed $5,000 (the amount in excess of $5,000 hereinafter referred to as the "Excess Cost"), the Landlord shall pay one-half of the Excess Cost and Tenant shall pay the costs up to and including $5,000.00 plus one-half of the
Excess Cost.   In the event of replacing any HVAC Equipment during the last two years of the initial Lease Term, Landlord and Tenant must mutually agree upon the contractor and the terms of any bid or contract with respect to the work. If the parties are unable to reach agreement as to the contractor and the terms of any such bid or contract, or in the event that the parties are unable to reach agreement as to whether or not repairs versus replacement is appropriate, then they shall jointly select a mechanical engineer who shall first determine whether or not repair or replacement is appropriate and, if replacement is appropriate, the mechanical engineer shall prepare specifications for the work and contract, solicit competitive bids and award the contract on their joint behalf. Any fee of the mechanical engineer shall be paid equally by Landlord and Tenant. In the event that (i) at the time of any such repair, maintenance or replacement of HVAC Equipment, Tenant has exercised its first option to extend the term hereof pursuant to Section 2.2, then Landlord shall only be required to pay 25% of any Excess Cost, and (ii) if subsequent to such repair, maintenance and replacement resulting in a payment of 50% of Excess Cost by Landlord, Tenant subsequently exercises its first option to extend the term pursuant to Section 2.2, then as a condition of exercise, Tenant must contemporaneously with sending notice thereof reimburse Landlord 25% of the Excess Cost. In the event that Tenant desires to exercise its second option to extend the term pursuant to Section 2.2, then as a condition of exercise Tenant must contemporaneously with sending notice thereof reimburse Landlord an additional 25% of any Excess Cost.

                                      8.  USE

     8.1 The Premises shall be used exclusively for warehouse and manufacturing purposes and related office purposes or for such other purposes as Landlord may expressly approve in writing. Tenant shall not store any goods or merchandise or use the Premises for any purpose which will in any way impair or violate the requirements of any policies of insurance on the Premises or result in a rating of the Premises or an increase in the insurance premium on account thereof.

     8.2 The Tenant and its use of the Premises will comply with and will conform the Premises to all statutes, ordinances, rules, orders, regulations and requirements of all federal, state, city and local governments, and with all rules, orders and regulations of the applicable board of fire underwriters which affect the use of the Premises.

                                     9.  SIGNS

     The Tenant shall have the right to install and maintain a sign or signs advertising the Tenant's business, provided that the signs conform to law, and further provided that the sign or signs conform specifically to the written requirements of the appropriate governmental authorities.

                                 10.  SUBORDINATION

     The Landlord reserves the right and privilege to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages or deeds of trust now or hereafter placed upon the Landlord's interest in the Premises and to any and all advances to be made thereunder, and all renewals, modifications, extensions, consolidations and replacements thereof, provided, however, as a condition thereof such lien holder agrees not to disturb Tenant's right of possession so long as Tenant is not in default hereunder and Tenant hereby also agrees to attorn to such lienholder. The Tenant covenants and agrees to execute and deliver, upon demand, such further instrument or instruments subordinating this Lease on the foregoing basis to the lien of any such mortgage or mortgages or deed of trust as shall be desired by the Landlord or any present or future mortgagee or holder of a deed of trust, provided that such agreements contain the foregoing described covenants of non-disturbance and attornment.

                        11.  CONDEMNATION OR EMINENT DOMAIN

     11.1 If the whole of the Premises are taken by any public authority under the power of eminent domain, or by private purchase in lieu thereof, then this Lease shall automatically terminate upon the date possession is surrendered, and rent shall be paid up to that day. If any part of the Premises shall be so taken as to render the remainder thereof unusable for the purposes for which the Premises were leased, then Tenant shall have the right to terminate this Lease upon thirty (30) days notice to the other Landlord and given within ninety (90) days after the date of such taking. In the event that this Lease shall terminate or be terminated, the rental shall be paid up to the day that possession was surrendered. If after such a taking, the Lease shall not terminate nor be terminated, Landlord shall at its cost and expense, restore the remaining portion of the Premises to as near as practicable its pre-existing condition, and shall make all repairs to the building in which the Premises is located to the extent necessary to constitute the building a complete architectural unit, provided that Landlord shall not be obligated to expend any sums in excess of any condemnation award which it receives. Rent shall be prorated on the basis of useable building space before and after such repairing or restoration. Landlord and Tenant agree that if a taking results in a loss of thirty (30) or more parking stalls on the Premises and Landlord can not provide replacement parking within an one block radius of the Premises, then such taking shall be deemed substantial enough to make the Premises unuseable for their intended purpose under this clause.

     11.2 All compensation awarded or paid upon such total, temporary or partial taking of the Premises shall belong to and be the property of the Landlord without any participation by the Tenant, whether such damages shall be awarded as compensation for diminution in value to the leasehold estate or to the fee estate of the Premises. Nothing contained herein shall be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such proceedings for loss of business, damage to or cost of removal of or for the value of the stock, trade fixtures, furniture, equipment and other personal property belonging to the Tenant; provided, however, that no such claim shall diminish or otherwise adversely affect the Landlord's award or the award of any fee mortgagee.

                              12.  RIGHT TO INSPECT

     The Landlord reserves the right to enter upon, inspect and examine the Premises at any time during business hours upon not less than 24 hours advance notice, the Tenant agrees to allow the Landlord free access to the Premises to show the Premises, and within One Hundred

Eighty (180) days of the termination of this Lease, to place "for sale" or "for rent" signs on the Premises.

                        13.  DESTRUCTION OF THE PREMISES

     In the event the Premises shall be destroyed or so damaged by fire, explosion, windstorm or other casualty as to be entirely untenantable, Landlord shall provide Tenant with a written estimate ("Estimate Notice") of the time necessary to adjust the loss with the insurance carrier and the additional time necessary to restore the Premises (such entire period of time for loss adjustment and restoration hereinafter referred to as the "Restoration Period") and Landlord's reasonable estimate of the cost of restoration (the "Restoration Estimate"). If the Restoration Estimate equals or exceeds thirty percent (30%) of the amount of casualty insurance required to be carried pursuant to Section
4.1 hereof, Landlord may terminate this Lease and the Lease Term as of the date of the destruction or damage, by giving Tenant notice within ninety (90) days after the date of the destruction or damage. In the event that the Restoration Period shall be two-hundred seventy (270) days or longer, Tenant may terminate this Lease and the Lease Term as of the date of destruction or damage by giving Tenant notice within fifteen (15) days after receiving the Estimate Notice. If the Lease is not terminated as provided for in this Section 13, then the Landlord shall repair and restore the same with reasonable promptness to as near as practicable its preexisting condition; provided, however, Landlord shall not be obligated to expend any sums in excess of the amount of insurance proceeds which it receives on account of said casualty. Rent shall be pro rated on the basis of useable space during such repairing or restoration.

                              14.  ACTS OF DEFAULT

     Each of the following shall be deemed a default by the Tenant and a breach of this Lease:

     14.1 Failure to pay the rent herein reserved, or any part thereof, for a period of ten (10) days after notice.

     14.2 Failure to do, observe, keep and perform any of the terms, covenants, conditions, agreements and provisions of this Lease to be done, observed, kept or performed by the Tenant including failure to pay any additional rent, for a period of thirty (30) days after notice, provided, however, if such default is non-monetary in nature, then Tenant shall be allowed such additional period of time as may reasonably required to effectuate a cure for so long as Tenant is diligently pursuing a course of action to effectuate a cure, but in no event longer that one-hundred twenty (120) days after the notice.

     14.3 The abandonment of the Premises by the Tenant, the adjudication of the Tenant as a bankrupt, the making by the Tenant of a general assignment for the benefit of creditors, the taking by the Tenant of the benefit of any insolvency act or law, the appointment of a permanent receiver or trustee in bankruptcy for the Tenant's property, or the appointment of a temporary receiver which is not vacated or set aside within sixty (60) days from the date of such appointment.

                        15.  REMEDIES ON ACCOUNT OF DEFAULT

     In the event of any such uncured default by Tenant after notice as aforesaid if required, and at any time thereafter, Landlord may at its option and without limiting Landlord in the exercise of any other right or remedy it may have on account of such default, and without any further demand notice:

     15.1 Declare this Lease at an end, reenter the Premises with or without process of law, eject all parties in possession and repossess and enjoy the Premises together with all additions, alterations and improvements thereto.

     15.2 Reenter the Premises with or without process of law, eject all parties in possession thereof and without terminating this Lease, at any time and from time to time, relet the Premises or any part or parts thereof, for the account of Tenant or otherwise, receive and collect the rents therefor, applying the same first to the payment of such expenses as Landlord may have paid, assumed or incurred in recovering possession of the Premises, including costs, expenses and attorneys' fees, and for placing the same in good order and condition or reasonably incurred in preparing or altering the same for reletting and all other reasonable expenses, commissions and charges paid, assumed or incurred by Landlord in reletting the premises, and then to the fulfillment of the covenant of Tenant.
           Any such reletting as provided for herein may be for the remainder of the Lease Term or any Option Term as originally granted or for a longer or shorter period, and Landlord may execute any Lease made pursuant to the terms hereof in its own name. Tenant shall pay to Landlord all such sums required to be paid by Tenant up to the time of reentry by Landlord, and thereafter Tenant shall, if required by Landlord, pay to Landlord until the end of the Lease Term or any Option Term the equivalent of the amount of all rent and other charges required to be paid by Tenant under the terms of this Lease, less the avails of such reletting during the initial Lease Term or any Option Term after payment of the expenses of Landlord as aforesaid, and the same shall be due and payable on the same days that rent is due hereunder.

     The foregoing rights of Landlord shall be cumulative to all other rights or remedies now or hereafter given to Landlord by law or by the terms of this Lease. The remedies of Landlord as hereinabove provided are in addition to and not exclusive of any other remedy of Landlord herein given or which may be permitted by law.

                                     16.  LIENS

     Tenant shall not do or cause anything to be done whereby the Premises may be encumbered by any mechanic's or other liens. Whenever and as often as any mechanic's or


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

other lien is filed against the Premises purporting to be for labor or materials furnished or to be furnished to the Tenant, the Tenant shall remove the lien of record by the payment or by bonding with a surety company authorized to do business in the state in which the property is located, within twenty (20) days from the date of the filing of said mechanic's or other lien. Should the Tenant fail to take the foregoing steps within said twenty (20) day period, then the Landlord shall have the right, among other things, to pay said lien without inquiring into the validity thereof, and the Tenant shall forthwith reimburse the Landlord for the total expense incurred by it in discharging said lien as additional rent hereunder.

                                   17.  NO WAIVER

     No agreement to accept a surrender of the Premises shall be valid unless in writing signed by the Landlord. The delivery of keys to any employee of the Landlord or the Landlord's agents shall not operate as a termination of this Lease or a surrender of the Premises. No waiver by Landlord of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of such covenant, condition or agreement itself or of any subsequent breach thereof. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated or of additional rent due hereunder shall be deemed to be other than on account of the earliest stipulated rent nor shall any endorsement or statement on any check or letter accompanying the check for payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or partial payment without prejudice to Landlord's right to recover the balance of such rent or to pursue any other remedy provided in this Lease. This Lease contains the entire agreement between the parties and may not be amended or modified except in writing. Landlord shall not be responsible for and hereby disclaims any representations or warranties communicated or made by any leasing or rental agent used in connection with the negotiating or entering into of this Lease and Tenant acknowledges it has not relied on any such representations in executing this Lease.

                                18.  QUIET ENJOYMENT

     Landlord covenants that subject to the terms of Section 10, Tenant on paying the rent and performing the covenants hereof, shall at all times during the Lease Term, peaceably and quietly have, hold and possess and enjoy the Premises, provided, however, this covenant of quiet enjoyment shall not apply with respect to any claims or title matters asserted arising out of defects in Tenant's title to the real estate described in EXHIBIT "A". The term "LANDLORD" as used herein shall mean solely the owner of the Premises, so that in the event of any sale or transfer of the Premises, the covenants and obligations of Landlord hereunder shall be imposed upon such successor in interest and any prior Landlord shall be freed and relieved of all covenants and obligations of Landlord hereunder. Landlord specifically reserves the right to so sell and transfer the Premises.

                              19.  ESTOPPEL CERTIFICATES

     Either party to this Lease will, at any time from time to time, upon not less than ten (10) days prior request by the other party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified (or if modified then disclosure of such modification shall be made) and in full force and effect on the date to which the rents and other charges have been paid, and stating whether or not said party has knowledge of any default hereunder on the part of the other party in the performance of any covenant, agreement or condition contained herein and if so, specifying each such default, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser, mortgagee or holder of a deed of trust of the Premises or any assignee of any such party.

                           20.  MISCELLANEOUS PROVISIONS

     20.1 All written notices shall be given by certified mail or a nationally recognized overnight courier such as Federal Express which is sent in a manner that documents receipt. Notices shall be sent to the parties at the addresses set forth on the first page hereof, unless such party shall give written notice of a change of address.

     20.2 The terms, conditions and covenants contained herein shall bind and inure to the benefit of the Landlord and the Tenant and their respective successors, heirs and legal representatives and assigns.

     20.3 This Lease shall be governed by and construed under the laws of the State where the Premises are located.

     20.4 In the event that any provision of this Lease shall be held invalid or unenforceable, no other provisions of this Lease shall be affected by such holding, and all of the remaining provisions of this Lease shall continue in full force and effect pursuant to the terms hereof.

     20.5 If either party fails to perform timely any of the terms, covenants or conditions of this Lease and such failure is due in whole or in part to any strike, lockout, labor trouble, civil disorder, inability to procure materials, failure of power, restrictive governmental laws or regulations (other than those which constitute a taking under power of eminent domain), riots, insurrections, war, fuel shortages, accidents, casualties or acts of God, or any other cause beyond the reasonable control of such party, then such party shall not be deemed in default under this Lease as a result of such failure and time for performance of such covenant or condition provided for herein shall be extended until the earlier of (i) the period of delay resulting from such cause expiring, and (ii) the expiration of ninety (90) days after the first day of the occurrance excusing performance. Nothing contained herein shall be deemed to excuse any delay in the payment of rent or additional rent hereunder.

     20.6 Paragraph captions are inserted only for convenience in reference, and are not intended, in any way, to define, limit or describe the scope, intent and language of this Lease or its provisions.

                                 21.  ENVIRONMENTAL

     Tenant covenants, represents and warrants to Landlord, its successors and assigns (i) that it will not use or permit the Premises to be used, whether directly or through contractors, agents, or subtenants, for the generating, transporting, treating, storage, manufacture, omission or disposal of any dangerous, toxic or hazardous pollutants, chemicals, waste or substances as defined in the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980 ("CERCLA"), the Federal Resource Conversation and Recovery Act of 1976 ("RCRA"), or any other federal, state or local environmental laws, statutes, regulations, requirements, or ordinances ("hazardous materials"); (ii) that the operation of the Premises will not violate any federal, state or local law, regulation, ordinance or requirement governing hazardous materials; (iv) that the Premises are not listed in the United States Environmental Protection Agency's national priorities list of hazardous waste site nor any other list, schedule, log, inventory or record of hazardous materials or hazardous waste sites, whether maintained by the United States Government or any state or local agency; and (v) that the Premises will not contain any formaldehyde, urea or asbestos, except as may have previously been disclosed in writing to Landlord by Tenant at the time of execution and delivery of this Lease. Notwithstanding the foregoing, Tenant shall be entitled to store and use upon the Premises inks and solvents customarily used in its printing business, provided that such items are stored, used and disposed of in compliance with the above described environmental laws, regulations, requirements, ordinances and the like and Tenant shall keep a log or other record of its proper disposal of all barrels or containers which at any time held such inks or solvents. Tenant further agrees to indemnify and reimburse Landlord, its successors and assigns, for:

     21.1  Any breach of these representations and warranties, and

     21.2 Any loss, damage, expense or cost arising out of or incurred by Landlord which is the result of a breach, misstatement or misrepresentation of the above covenants, representations and warranties, and

     21.3 Any and all liability of any kind whatsoever which Landlord may at any time sustain or incur by reason of hazardous materials released upon the Premises as the result of any action or inaction by Tenant, its employees, contractors or agents, together with all attorneys' fees, costs and disbursements incurred in connection with the defense of any action against Landlord arising out of the above. These covenants, representations and warranties shall be deemed continuing covenants, representations and warranties for the benefit of Landlord, and any successors and assigns of Landlord. The amount of all such indemnified loss, damage, expense or cost, shall bear interest thereon at the lesser of 10% per annum or the highest rate of interest allowed by law and shall become immediately due and payable in full on demand of Landlord, its successors and assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as of the date first above written.

LANDLORD:                Roger T. Bredesen and E. Fay Bredesen, as
                         Trustees of that certain Revocable Trust under that certain Amendment and Restatements of Roger T.
                         Bredesen Revocable Trust Agreement dated
                         December 20, 1996,

                         By
                           ---------------------------------------
                              Its:
                                  --------------------------------


                         and

                         E. Fay Bredesen and Roger T. Bredesen, as
                         Trustees of that certain Amendment
                         and Restatement of E. Fay Bredesen Revocable
                         Trust Agreement dated December 20, 1996


                         By
                           ---------------------------------------
                              Its:
                                  --------------------------------

TENANT:                       NORTHSTAR COMPUTER FORMS, INC.
                                a Minnesota corporation



                              By:
                                 ---------------------------------------
                                Its:
                                    ------------------------------------

                                    EXHIBIT "A"
                                 LEGAL DESCRIPTION



Subject to the following:

1.   Real Estate taxes and special assessments for 1997 and subsequent years.